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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of December 29, 1999, is between IRI INTERNATIONAL CORPORATION, a Delaware corporation ("Borrower"), and BANK ONE, TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S:

         Borrower has requested Lender to extend credit to Borrower in the form of commercial and standby letters of credit and bank guarantees not to exceed an aggregate principal amount of Ten Million and No/100 Dollars
($10,000,000.00) at any time outstanding. Lender is willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Advance" means a funding of a Bank Guarantee or a Letter of Credit, as applicable, pursuant to Article III.

                 "Affiliate" means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person;
         (ii) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or
         (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries.

                 "Bank Guarantee Application" means an application for a bank guarantee and reimbursement agreement, in a form acceptable to Lender, properly completed and signed by Borrower.

                 "Bank Guarantee Liabilities" means, at any time, the aggregate face amount of all outstanding Bank Guarantees.

                 "Bank Guarantee" means a Guaranty provided by the Lender or a Lending Installation for the benefit of Borrower pursuant to Article II.






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                 "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                 "Capitalization" means, at any particular time, all amounts which, in conformity with GAAP, would be included as debt and equity on a consolidated balance sheet of Borrower and its Subsidiaries.

                 "Chinese Petroleum Corp. Letter of Credit" means that certain letter of credit issued by Lender to Chinese Petroleum Corp. in the amount of $48,781.00, expiring September, 2001.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                 "Commercial Letter of Credit" means a commercial letter of credit issued by Lender for the account of Borrower pursuant to
         Article II.

                 "Commitment" means the obligation of Lender to issue Letters of Credit and provide Bank Guarantees hereunder in an aggregate principal amount at any time outstanding up to but not exceeding Ten Million and No/100 Dollars ($10,000,000.00).

                 "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Borrower and the Subsidiaries; provided, however, there shall be subtracted therefrom: (i) any amount at which shares of capital stock of Borrower appear as an asset on Borrower's balance sheet, (ii) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (iii) patents, trademarks, trade names, and copyrights, (iv) deferred expenses, (v) loans and advances to any stockholder, director, officer, or employee of Borrower or any Subsidiary or any Affiliate, and (vi) all other assets which are properly classified as intangible assets.

                 "Debt" means as to any Person at any time (without duplication): (i) all obligations of such Person for borrowed money,
         (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business which are not past due by more than ninety
         (90) days unless such trade accounts payable are being contested in good faith by appropriate proceedings, (iv) all obligations of such Person under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (v) all obligations of such Person under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, any Debt,




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         (vi) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (viii) the Commitment.

                 "Default Rate" means the lesser of (a) the Maximum Rate or,
         (b) the sum of the Prime Rate in effect from day to day plus one and one-half percent (1-1/2 %).

                 "Dollars" and "$" mean lawful money of the United States of America.

                 "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
         Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any Subsidiary or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                 "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

                 "Event of Default" has the meaning specified in Section 12.1.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period (other than any change in accounting principles required or suggested in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or




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         their respective successors and which are applicable in the circumstances as of the date in question.)

                 "Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                 "Lending Installation" means the office, branch, subsidiary or affiliate of Lender selected by Lender pursuant to Section 2.6.

                 "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                 "Letter of Credit Liabilities" means, at any time, the aggregate face amount of all outstanding Letters of Credit.

                 "Letter of Credit Master Agreement" means the Standby Letter of Credit Master Agreement and the Commercial Letter of Credit Master Agreement from time to time entered into by the Borrower and the Lender, each substantially in the form attached hereto as Exhibit "C" and Exhibit "D," except as modified by Section 11.4 hereof.

                 "Letter of Credit Request Form" means a certificate, in substantially the form of Exhibit B hereto, properly completed and signed by Borrower requesting issuance of a Letter of Credit, together with such applications and agreements as Lender shall customarily use in connection with issuance of letters of credit.

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, bank guarantees, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                 "Material Adverse Effect" means a material adverse effect (i) on the consolidated business operations, financial condition or properties of the Borrower and its Subsidiaries, taken as a whole, and
         (ii) on the ability of Borrower to pay and perform its obligations under the Loan Documents to which it is a party.

                 "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Chapter 346 of the Texas Finance





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         Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Note" means the promissory note of Borrower payable to the order of Lender, in substantially the form of Exhibit A hereto, and all extensions, renewals and modifications thereof.

                 "Obligated Party" means or any Person who is or becomes a party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                 "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under this Agreement and the other Loan Documents (including, without limitation, Borrower's contingent reimbursement obligations in respect of Bank Guarantees and Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

                 "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                 "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                 "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                 "Regulatory Change" means, with respect to Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including





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         Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                 "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                 "Standby Letter of Credit" means standby letters of credit issued by Lender for the account of Borrower pursuant to Article II.

                 "Subsidiary" means any corporation or entity of which more than fifty percent (50%) of (i) the issued and outstanding securities having ordinary voting power for the election of a majority of directors, or (ii) in the case of an entity that is not a corporation, of the equity interests is owned or controlled, directly or indirectly, by Borrower, by Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                 "Termination Date" means 11:00 A.M. Houston, Texas time on December 29, 2000, or such earlier date on which the Commitment terminates as provided in this Agreement.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE II

                     Bank Guarantees and Letters of Credit

         Section 2.1      Bank Guarantees and Letters of Credits.

                 (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more Letters of Credit and agrees to cause a Lending Installation to issue one or more Bank Guarantees for the account of Borrower from time to time from the




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         date hereof to and including the Termination Date; provided, however, that the aggregate amount of the outstanding Bank Guarantee Liabilities and the Letter of Credit Liabilities shall not at any time exceed an amount equal to the Commitment.

                (b) Each Commercial Letter of Credit shall have an expiration date not to exceed one year and each Standby Letter of Credit shall have an expiration date not to exceed one and a half years, no Letter of Credit shall have an expiration date beyond six months after the Termination Date (except for the Chinese Petroleum Corp. Letter of Credit), must support a transaction that is entered into in the ordinary course of Borrower's business, must otherwise be satisfactory in form and substance to Lender, and shall be issued pursuant to such documents and instruments (including, without limitation, Lender's standard application for issuance of letters of credit as then in effect) as Lender may require. Notwithstanding the foregoing, Letters of Credit in the aggregate of up to $500,000 may be issued with expiration dates later than six months beyond the Termination Date, with customary evergreen provisions, provided however that such Letters of Credit shall be cash collateralized as of the Termination Date.

                 (c) Each Bank Guarantee shall have an expiration date not to exceed one year, shall not have an expiration date beyond six months after the Termination Date must support a transaction that is entered into in the ordinary course of Borrower's business, must otherwise be satisfactory in form and substance to the applicable Lending Installation, and shall be issued pursuant to such documents and instruments (including, without limitation, the applicable Lending Installation's standard application for issuance of bank guarantees as then in effect) as the applicable Lending Installation may require.


         Section 2.2 Procedure for Issuing Bank Guarantees and Letters of Credit. Each Bank Guarantee and Letter of Credit shall be issued on at least three Business Days' prior notice from Borrower to Lender by means of a Bank Guarantee Application or Letter of Credit Request Form, as applicable, describing the transaction proposed to be supported thereby and specifying (a) the date on which such Bank Guarantee or Letter of Credit, as applicable, is to be issued (which shall be a Business Day) and the face amount thereof, (b) the name and address of the beneficiary, (c) the expiration date of such Bank Guarantee or Letter of Credit and (d) and if a Letter of Credit, (i) whether such Letter of Credit shall permit a single drawing or multiple drawings, (ii) the conditions permitting the drawing or drawings thereunder, (iii) whether the draft thereunder shall be a sight or time draft and, if the latter, the date when the draft shall be payable, and (iv) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof). Lender at its option may accept telephonic requests for Bank Guarantees or Letters of Credit, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of a Bank Guarantee Application or Letter of Credit Request Form, as applicable, in connection with subsequent Bank Guarantees or Letters of Credit provided hereunder. Any telephonic request for a Bank Guarantee or Letter of Credit by Borrower shall be promptly confirmed by submission of a properly completed Bank Guarantee Application or Letter of Credit Request Form, as applicable, to Lender. Upon fulfillment of the applicable




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conditions precedent in Article VI, Lender shall make, or shall cause a Lending
Installation to make, if applicable, the applicable Bank Guarantee or Letter of Credit available to Borrower or, if so requested by Borrower, to the beneficiary of such Bank Guarantee or Letter of Credit.

         Section 2.3      Fees.

                 (a) Bank Guarantee and Commercial Letter of Credit Fees. Borrower shall pay to Lender a Bank Guarantee fee or Commercial Letter of Credit fee equal to the greater of (i) $250; or (ii) an amount equal to seventy-five hundredths of one percent (.75%) per annum of the stated amount of such Bank Guarantee or Commercial Letter of Credit, for the period during which such Bank Guarantee or Commercial Letter of Credit will remain outstanding, based on a 365 day year and the actual number of days elapsed, plus all expenses incurred by the Lender arising from the issuance thereunder. Said fees shall be payable quarterly in arrears on the 29th day of each March, June, September and December during the term hereof.

                 (b) Standby Letter of Credit Fee. Borrower shall pay to Lender a Standby Letter of Credit fee equal to the greater of (i) $300; or (ii) an amount equal to seventy-five hundredths of one percent (.75%) per annum of the stated amount of such Standby Letter of Credit, for the period during which such Standby Letter of Credit will remain outstanding, based on a 365 day year and the actual number of days elapsed, plus all expenses incurred by the Lender arising from the issuance thereunder. Said fees shall be payable quarterly in arrears on the 29th day of each March, June, September and December during the term hereof.

                 (c) Customary Fees and Expenses. Borrower shall pay to Lender all customary fees and expenses incurred by the Lender or a Lending Installation, as applicable, related to the issuance and/or Advance of all Bank Guarantees and Letters of Credit, which fees and expenses shall be billed by Lender to Borrower quarterly, and due within 30 days of receipt thereof.

         Section 2.4 Obligations Absolute. The obligations of Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of Borrower to reimburse Lender for draws under any Bank Guarantee or Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

                 (a) Any lack of validity or enforceability of any Bank Guarantee or Letter of Credit or any other Loan Document;

                 (b) Any amendment or waiver of or any consent to departure from any Loan Document;




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
                 (c) The existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Bank Guarantee or Letter of Credit, Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

                 (d) Any statement, draft, or other document presented under any Bank Guarantee or Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (e) Payment by Lender under any Bank Guarantee or Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Bank Guarantee or Letter of Credit; or

                 (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 2.5 Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary of any Bank Guarantee or Letter of Credit with respect to its use of such Bank Guarantee or Letter of Credit. Neither Lender nor a Lending Installation nor any of their officers or directors shall have any responsibility or liability to Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Bank Guarantee or Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Bank Guarantee or Letter of Credit or to send documents apart from drafts as required by the terms of any Bank Guarantee or Letter of Credit, or the failure of any Person to note the amount of any instrument on any Bank Guarantee or Letter of Credit, each of which requirements, if contained in any Bank Guarantee or Letter of Credit itself, it is agreed may be waived by Lender or a Lending Installation, as applicable, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Lender or a Lending Installation, as applicable, to the beneficiary of any Bank Guarantee or Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Bank Guarantee or Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Bank Guarantee or Letter of Credit. Borrower shall have a claim against Lender or a Lending Installation, as applicable, and Lender or a Lending Installation, as applicable, shall be liable to Borrower, to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (i) Lender's or a Lending Installation's, as applicable, willful misconduct or gross negligence in determining whether documents presented under any Bank Guarantee or Letter of Credit complied with the terms thereof or (ii) Lender's or a Lending






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Installation's, as applicable, willful failure to pay under any Bank Guarantee or Letter of Credit or after presentation to it of documents strictly complying with the terms and conditions of such Bank Guarantee or Letter of Credit. Lender or a Lending Installation, as applicable, may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 2.6 Lending Installations. Lender may book any Bank Guarantees and Letters of Credit at any Lending Installation selected by Lender and change its Lending Installations from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Bank Guarantees, Letters of Credit, and the Note shall be held by the Lender for the benefit of the Lending Installation, as applicable. Lender may designate replacement or additional Lending Installations through which Bank Guarantees or Letters of Credit may be issued and for whose accounts payments on Advances with respect to such Bank Guarantees or Letters of Credit are to be made.

         Section 2.7 Account with Lender. During the term of this Agreement, Borrower shall maintain its primary deposit accounts and cash management services with Lender.

                                  ARTICLE III

                                    Advances

         Section 3.1 Advances. (a) Each payment by Lender pursuant to a drawing under a Bank Guarantee or Letter of Credit shall constitute and be deemed an Advance by Lender to Borrower under the Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.

        (b) Borrower will be deemed to have made an Advance if at the Termination Date there are any Letters of Credit or Bank Guarantees outstanding that have an expiration beyond the Termination Date and that have not been cash collateralized.

        (c) Subject to the terms and provisions of this Agreement, Borrower may borrow (by way of Advances pursuant to subsections (a) and (b) above), repay, and reborrow (by way of Advances pursuant to subsections (a) and
(b) above) hereunder.

        Section 3.2 Repayment of Advances. Borrower shall repay the unpaid principal amount of all Advances on demand, and if not demanded by the Lender, at the Termination Date

         Section 3.3 Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Prime Rate, each such change in the rate of interest charged on the Advances to become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby





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


causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. If repayment of any Advance is not made within 10 days of the demand therefor pursuant to Section 3.3 hereof, the unpaid principal amount of such Advance shall bear interest at the Default Rate.

                                   ARTICLE IV

                                    Payments

         Section 4.1 Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Note, and the other Loan Documents shall be made to Lender at its office at Bank One Center, 910 Travis, Houston, Texas 77002, without setoff, deduction, or counterclaim, in Dollars and in immediately available funds. Borrower shall, at the time of making each such payment, specify to Lender the sums payable by Borrower under this Agreement, the Note, or other Loan Document to which such payment is to be applied (and in the event Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement, the Note, or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.2 Computation of Interest. Interest on the indebtedness evidenced by the Note shall be computed on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.3 Capital Adequacy. If, after the date hereof, Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its parent) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which Lender (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within ten (10) Business Days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its parent) for such reduction. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

         Section 4.4 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Lender's Commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Lender of issuing or maintaining any Letter of Credit or its Commitment to issue Letters of Credit hereunder or reduce any amount receivable by Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Lender, Borrower agrees to pay Lender, from time to time as specified by Lender, such additional amounts as shall be sufficient to compensate Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Lender, submitted by Lender to Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                   ARTICLE V

                              Conditions Precedent

         Section 5.1 Initial Bank Guarantee or Letter of Credit. The obligation of Lender to provide an initial Bank Guarantee or Letter of Credit is subject to the condition precedent that Lender shall have received on or before the day of such Bank Guarantee or Letter of Credit, all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

                 (a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party;

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                 (c) Articles of Incorporation. The articles of incorporation of Borrower certified by the Secretary of State of state of incorporation of Borrower and dated within ten (10) days prior to the date of such initial Bank Guarantee or Letter of Credit.

                 (d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower;

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated within 10 days prior to the date of the initial Advance;

                 (f)      Note.  The Note executed by Borrower;

                 (g) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in the office of the Secretary of State of Delaware and the Secretary of State of Texas, such search to be as of a date no more than ten (10) days prior to the date of the initial Bank Guarantee or Letter of Credit; and

                 (h) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower.

         Section 5.2 All Bank Guarantees or Letters of Credit. The obligation of Lender to provide any Bank Guarantee or issue any Letter of Credit, (including the initial Bank Guarantee and the initial Letter of Credit) is subject to the following additional conditions precedent:

                 (a) Request for Bank Guarantee or Letter of Credit. Lender shall have received in accordance with Section 2.2, a Bank Guarantee Application or Letter of Credit Request Form, dated the date of such Bank Guarantee or Letter of Credit, and executed by an authorized officer of Borrower, all of the statements in which shall be true and correct on and as of such date; and

                 (b) Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel, Winstead Sechrest & Minick P.C., may request.

                                   ARTICLE VI

                         Representations and Warranties

         To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

         Section 6.1 Corporate Existence. Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect. Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2 Financial Statements. Borrower has delivered to Lender audited consolidated financial statements of Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 1998, and unaudited consolidated financial statements of Borrower and its Subsidiaries for the nine-month period ended September 30, 1999. Such financial statements are true and correct, have been prepared in accordance with GAAP (except as disclosed therein), and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of Borrower or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the revenues or assets of Borrower or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or any Subsidiary or any of their respective properties is bound, except for violations, conflicts, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect.

         Section 6.4 Operation of Business. Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where failure to have such licenses, permits, franchises, patents, copyrights, trademarks and tradenames and rights thereto would not reasonably be expected to have a Material Adverse Effect, and Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing, except where such violation would not reasonably be expected to have a Material Adverse Effect.

         Section 6.5      Litigation and Judgments. Except as disclosed on
Schedule 1 hereto, there is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, that would, if adversely determined (taking into account the probable nature and scope of the remedy therein), be reasonably expected to have a Material Adverse Effect. There are no outstanding judgments against Borrower or any Subsidiary.

         Section 6.6 Rights in Properties; Liens. Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2, except for encumbrances including covenants, restrictions, rights, easements and minor irregularities in title which would not reasonably be expected to have a Material Adverse Effect, and none of the properties, assets, or leasehold interests of Borrower or any Subsidiary is subject to any Lien that is prohibited by Section 8.1.

         Section 6.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

         Section 6.9 Debt. Borrower and its Subsidiaries have no Debt, except as disclosed on Schedule 2 hereto.

         Section 6.10 Taxes. (a) Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and (b) Borrower knows of no pending investigation of Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary except where failure to file such returns, pay such liabilities or where such pending investigation (taking into account the probable nature and scope of the remedy), would result in a pending unassessed tax liability, the amount of which would not reasonably be expected to have a Material Adverse Effect. The federal income tax liability of Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ending December 31, 1998.

         Section 6.11 Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.12 ERISA. Borrower and each Subsidiary have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and there are no existing conditions that would reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred in connection with any Plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan.

         Section 6.13 Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement or in any other Loan Document or furnished to Lender in writing in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

         Section 6.14 Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 3 hereto, and Schedule 3 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 6.15 Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party where such default would reasonably be expected to have a Material Adverse Effect.

         Section 6.16 Compliance with Laws. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator where such violation would reasonably be expected to have a Material Adverse Effect.

         Section 6.17 Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.18 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility

Holding Company Act of 1935, as amended.

         Section 6.19     Environmental Matters.

                 (a) To the best of the Borrower's knowledge, Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws except where such compliance would not reasonably be expected to have a Material Adverse Effect. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and the Subsidiaries with all Environmental Laws.

                 (b) Borrower and each Subsidiary have obtained all permits, licenses, and authorizations which are required under Environmental Laws and the failure to obtain which would reasonably be expected to have a Material Adverse Effect.

                 (c) No Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties or assets of Borrower or any Subsidiary in violation of any Environmental Law if such violation would reasonably be expected to have a Material Adverse Effect. The use which Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties or assets in violation of any Environmental Law if such violation would reasonably be expected to have a Material Adverse Effect.

                 (d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other governmental authority pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary relating in any way to any Environmental Law. Neither Borrower nor any Subsidiary has (i) any liability for remedial action under any Environmental Law, (ii) received any request for information by any governmental authority with respect to the condition, use, or operation of any of its properties or assets, or (iii) received any notice from any governmental authority or other Person with respect to any violation of or liability under any Environmental Law.

                  (e) No Lien arising under any Environmental Law has attached to any of the properties or assets of Borrower or any of its Subsidiaries.

         Section 6.20 Year 2000 Provisions. Borrower represents and warrants as follows to Lender that: (i) as of the date of any request for a Letter of Credit or a Bank Guarantee hereunder; (ii) as of the date of any renewal, extension or modification of this Agreement; and (iii) at all times this Agreement or Lender's commitment to make Advances under this Agreement is outstanding:

                 (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time reasonably expected to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                 (b) Borrower has: (1) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be materially adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

                 (c) Borrower has made written inquiry of each of its key suppliers, vendors, and customers, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such inquiries, Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, Lender, as a lender of funds under the terms of this Agreement, confirms to Borrower that Lender has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

                                   ARTICLE VII

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following positive covenants, unless Lender shall otherwise consent in writing:

         Section 7.1      Reporting Requirements.  Borrower will furnish to
Lender:

                 (a) Annual Financial Statements. (i) As soon as available, and in any event within 90 days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1999, a copy of the Form 10-K Annual Report of Borrower and the Subsidiaries for such fiscal year; (ii) as soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of Borrower, a copy of the

         Form 10-Q of Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended; and (iii) as soon as available, one copy of any other financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders generally and one copy of any other regular, periodic or special report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency.

                 (b) Annual Projections. By December 31 of each year, annual projections of Borrower for the subsequent fiscal year.

                 (c) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or properties of Borrower or any Subsidiary;

                 (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, would reasonably be expected to have a Material Adverse Effect;

                 (e) Notice of Default. As soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

                 (f) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

                 (g) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

                 (h) Notice of Environmental Law Violation. As soon as possible and in any event within five days after the occurrence thereof, written notice of any violation of any Environmental Law that Borrower or any Subsidiary reports or is required to report to any governmental authority;

                 (i) Notice of Material Adverse Effect. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that would reasonably be expected to have a Material Adverse Effect;

                 (j) General Information. Promptly, such other information concerning Borrower or any Subsidiary as Lender may from time to time reasonably request.

         Section 7.2 Maintenance of Existence; Conduct of Business. Except for mergers, consolidations, liquidations or amalgamations not otherwise prohibited by this Agreement, Borrower will preserve and maintain, and, will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, and conduct, and cause each Subsidiary to conduct, its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

         Section 7.3 Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, except where the failure to so maintain, keep or preserve would not reasonably be expected to have a Material Adverse Effect.

         Section 7.4 Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (i) all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien prohibited by Section 8.1 upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5 Insurance. Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets, and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

         Section 7.6 Inspection Rights. At any reasonable time and from time to time, Borrower will permit, and will cause each Subsidiary to permit, representatives of Lender to examine and make copies of the books and records of, and visit and inspect the properties of

Borrower and any Subsidiary, and to discuss the business, operations, and financial condition of Borrower and the Subsidiaries with their respective officers and employees and with their independent certified public accountants.

         Section 7.7 Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8 Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders of any court, governmental authority, or arbitrator, including, without limitation, any directives or regulations issued by the U.S. Department of Treasury, Office of Foreign Assets Control, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         The Borrower shall not serve under or enter into any contract with, a Person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign county," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya," "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R Part 550, as amended, or
(iii)"Government of Iraq," "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 31 C.F.R Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831; provided however that to the extent any of the foregoing regulations are repealed and not replaced by similar regulations, restrictions or sanctions, the prohibitions herein shall not apply as they pertain to such regulations.

         Section 7.9 Compliance with Agreements. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all contracts, agreements, and instruments binding on it or affecting its properties or business, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         Section 7.10 Further Assurances. Borrower will execute and deliver, and will cause each Subsidiary to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents.

         Section 7.11 ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         Section 7.12 Year 2000 Compliance. Borrower covenants and agrees with Lender that, while any Letter of Credit or Bank Guarantee is in effect, Borrower will:

                 (a) At all times prior to January 1, 2000, furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Lender may request from time to time.

                 (b) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten days of receipt of information regarding a Change in Circumstances, provide Lender with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within 10 days of a request, also provide Lender with any additional information Lender requests of Borrower in connection with the Notice and/or a Change in Circumstances.

                 (c) Give any representative of Lender access during all business hours, upon reasonable prior notice to Borrower, to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, all at the sole cost and expense of Lender.

         Section 7.13 Accounts with Lender. Borrower shall transfer all of its primary operating accounts and treasury management to Lender by March 31, 2000.

                                  ARTICLE VIII

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

         Section 8.1 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its accounts, accounts receivable, inventory or related general intangibles, whether now owned or hereafter acquired, unless Lender has entered into an intercreditor agreement with the prospective holder of the Lien, in form and substance acceptable to Lender.

         Nothing in the foregoing section shall prohibit:

         (a) Liens on equipment or inventory of Borrower created by a purchase money security interest;

         (b) undetermined or inchoate liens arising or potentially arising under statutory provisions that have not at the time been filed or registered in accordance with applicable law or of that written notice has not been duly given in accordance with applicable law or that, although filed or registered, relate to obligations not due or delinquent;

         (c) Liens (i) of landlords and carriers, warehousemen, mechanics, suppliers, sellers, materialmen or repairmen, or other similar Liens arising by operation of law, and (ii) Liens that have not been registered in accordance with applicable law, in each case arising in the ordinary course of business and with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued and diligently conducted and for which adequate reserves have been established;

         (d) Liens on a property of a Person which Liens are existing at the time such Person is merged into or consolidated with the Borrower and Liens on property existing at the time of acquisition thereof by the Borrower; provided that such Liens were not placed on such property in contemplation of the consummation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower, or the property so acquired, and proceeds and products of any of the foregoing;

         (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower in the ordinary course of business of the Borrower;

         (g) Liens extending, renewing or replacing any of the foregoing Liens, provided that the principal amount of the indebtedness or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover any additional indebtedness, obligations or property, other than like obligations and the substitution of like property (or categories of property to the extent the terms of the Lien being extended, renewed or replaced, extended to or covered such categories of property) or the proceeds or products of the property subject thereto; and

         (h) Liens on any proceeds (including, without limitation, insurance, condemnation and eminent domain proceeds) or products of any collateral a Lien over which is permitted by clauses (a) to and including (g) above.

                                   ARTICLE IX

                               Financial Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will observe and perform the following financial covenants, unless Lender shall otherwise consent in writing:

         Section 9.1 Debt to Capitalization Ratio. Borrower will at all times maintain a ratio Debt to Capitalization of at least 1.0 to 4.0.

         Section 9.2 Consolidated Tangible Net Worth. Borrower will at all times maintain Consolidated Tangible Net Worth in an amount not less than One Hundred Eighty-One Million and No/100 Dollars ($181,000,000.00).

                                    ARTICLE X

                                     Default

         Section 10.1 Events of Default. Without in any manner impairing the demand nature of the Note, each of the following shall be deemed an "Event of Default":

                 (a) Borrower shall fail to pay when due the principal on any Advances or any part thereof, or the Borrower shall fail to pay within 5 Business Days when due any other monetary obligation hereunder other than principal on Advances.

                 (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document.

                 (d) Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (e) An involuntary proceeding shall be commenced against Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

                 (f) Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess $1,000,000 against any of its assets or properties.

                 (g) Borrower, any Subsidiary, or any Obligated Party shall fail to satisfy and discharge promptly any judgment or judgments against it for the payment of money in an aggregate amount in excess of $1,000,000.

                 (h) Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in an aggregate amount in excess of $1,000,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

                 (j) Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $500,000.

                 (k) Borrower, any of its Subsidiaries, or any Obligated Party, or any of their respective properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof.

         Section 10.2 Remedies Upon Default. If any Event of Default shall occur, Lender may without notice terminate its Commitment to make Advances, issue Letters of Credit, and create Acceptances hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or
Section 10.1(e), the Commitment of Lender to make Advances, issue Letters of Credit, and create Acceptances shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 10.3 Bank Guarantees and Letters of Credit. If the Termination Date or any Event of Default shall occur, Borrower shall, if requested by Lender or otherwise required by the terms of this Agreement, immediately deposit with and pledge to Lender cash or cash equivalent investments in an amount equal to the outstanding Bank Guarantees and Letter of Credit Liabilities as security for the Obligations.

         Section 10.4 Performance by Lender. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                   ARTICLE XI

                                 Miscellaneous

         Section 11.1 Expenses of Lender. Borrower hereby agrees to pay Lender on demand: (i) all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (ii) all costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (iii) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by a governmental authority or otherwise payable in respect of this Agreement or any other Loan Document.

         Section 11.2 INDEMNIFICATION. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS (EACH AN "INDEMNIFIED PERSON") FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) ("LOSSES") TO WHICH ANY OF THEM MAY BECOME SUBJECT IN CONNECTION WITH ANY CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING (OR THE PREPARATION OF ANY DEFENSE IN CONNECTION THEREWITH) (COLLECTIVELY "PROCEEDINGS") (WHETHER OR NOT SUCH INDEMNIFIED PERSON IS A PARTY THERETO) INSOFAR AS SUCH LOSSES DIRECTLY ARISE OUT OF OR RELATE TO OR RESULT FROM, WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (I) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (II) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (III) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (IV) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (V) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, ISSUED PURSUANT HERETO (VI) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON LENDER OR ANY OF LENDER'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT ISSUED PURSUANT HERETO, OR (VII) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING AND ANY LEGAL PROCEEDING RELATING TO ANY COURT ORDER, INJUNCTION, OR OTHER PROCESS OR DECREE RESTRAINING OR SEEKING TO RESTRAIN LENDER OR ANY OF LENDER'S CORRESPONDENTS FROM PAYING ANY

AMOUNT UNDER ANY LETTER OF CREDIT ISSUED PURSUANT HERETO. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED BUT NOT FROM THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF SUCH PERSON.

         Promptly after receipt by any Indemnified Person of notice of its involvement in any pending or threatened Proceeding as to which, or related to or arising out of any matter for which indemnification may be sought hereunder (an "Indemnified Proceeding"), such Indemnified Person shall, if a claim in respect thereof is to be made against Borrower under the Loan Documents, notify Borrower in writing of such involvement; provided, however, that the failure by such Indemnified Person to so notify Borrower shall not relieve Borrower from the obligation to indemnify or any other liability hereunder or otherwise except to the extent that such failure to provide notice prejudices Borrower in any material respect. In case any Indemnified Person's involvement in such Indemnified Proceeding shall be in any capacity other than as a witness, Borrower and its counsel shall be entitled to participate therein with such Indemnified Person and its counsel. To the extent Borrower wishes, Borrower also shall be entitled to assume the defense of any Indemnified Proceeding with counsel of Borrower's choice that is reasonably acceptable to the relevant Indemnified Person and after notice from Borrower to such Indemnified Person of Borrower's election so to assume the defense thereof, Borrower will not be liable to such Indemnified Person for the cost of defense thereof. Notwithstanding the foregoing, Borrower shall not be entitled to assume the defense of any Indemnified Proceeding, and the limitations in the preceding sentence on Borrower's liability to any Indemnified Person shall not apply, if counsel to any Indemnified Person reasonably determines, and Borrower reasonable concurs, that there are actual or potential conflicts of interest between such Indemnified Person and Borrower or that defenses available to such Indemnified Person may not be asserted by Borrower on the behalf of such Indemnified Person. In any event, notwithstanding the foregoing, Borrower shall not be required to indemnify any Indemnified Person for the settlement of any Indemnified Proceeding entered into without Borrower's prior written consent. If Borrower assumes the defense of any Indemnified Proceeding as provided above, Borrower shall not settle or compromise any such Indemnified Proceeding without the relevant Indemnified Person's prior written consent if the settlement or compromise involves performance by, or adverse admission of, such Indemnified Person.

         Only one counsel shall be retained by all Indemnified Persons with respect to any Indemnified Proceeding, unless counsel to any Indemnified Person reasonably determines, and the Borrower reasonably concurs, that there are actual or potential conflicts of interest between such Indemnified Person and other Indemnified Persons, in which case such Indemnified Person may retain separate counsel together with all other Indemnified Person subject to the same conflict of interest.

         Section 11.3 Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 11.4 Modification to Letter of Credit Master Agreements. The following modifications are hereby made to the Letter of Credit Master Agreements provided by Lender to the Borrower (and to the extent there are any discrepancies between such Letter of Credit Master Agreements and this Agreement, the provisions of this Agreement shall prevail):

         (a) Section 2 thereto is deleted in its entirety and replaced by the following:

                 "Applicant agrees to pay such fees and interest as set forth in the Loan Agreement between Issuer and Applicant dated as of December 29, 1999 (hereinafter referred to as the "Loan Agreement")";

         (b) Section 4(i) thereto is deleted in its entirety and replaced by the following:

                 "Applicant is a corporation organized under the laws of the State of Delware";

         (c) Section 4(iii) thereto is amended by adding the following clause at the beginning of said subsection:

                 "To the best of Applicant's knowledge";

         (d)     Section 4(v) thereto is deleted in its entirety;

         (e)     Section 5 thereto is deleted in its entirety;

         (f) Section 10 thereto is amended by adding the following clause at the beginning of said section:

                 "During the continuance of an Event of Default,";

         (g) Section 11(c) thereto is amended by deleting "three percentage points" and replacing it with "one and one-half percentage points" and by deleting "Base Rate" and replacing it with "Prime Rate, as defined in the Loan Agreement";

         (h)     Section 13 thereto is deleted in its entirety;

         (i) Section 14 thereto is amended by deleting the first clause of the first sentence to remove the reference to the deleted Section 13; and

         (j)     Section 16 thereto is deleted in its entirety.

         Section 11.5 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

         Section 11.6 Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         Section 11.7 Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 11.8 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.9 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

         Section 11.10 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections11.1, and 11.2 shall survive repayment of the Note and termination of the Commitment and the Letters of Credit.

         Section 11.1 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 11.12 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 11.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Lender pursuant to Articles II, III, and IV shall not be effective until received by Lender.

         Section 11.14 Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas. Borrower hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and
(ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.13. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Harris County, Texas.

         Section 11.15 Demand Nature. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower's obligation to repay outstanding Advances and to pay accrued interest thereon shall at all times be a demand obligation, and Lender need not rely on or prove the existence of an Event of Default before making demand for the payment of any or all outstanding Advances and accrued and unpaid interest thereon.

         Section 11.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.17 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 11.18 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 11.19 Non-Application of Chapter 303 of Texas Credit Code. The provisions of Chapter 303 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 11.20 Participations. Lender shall have the right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         Section 11.21 Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

         Section 11.22 Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any part to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over the action.

                 (a) Special Rules. The arbitration shall be conducted in Houston, Texas and presided over by an arbitrator provided at the nearest location of Judicial Arbitration & Mediation Services ("JAMS") office, or if JAMS is not able or is legally precluded from providing an arbitrator, then the AAA. All arbitration will be commenced within 120 days of the demand for arbitration and the decision/award rendered within 30 days thereafter; further, the arbitrator shall only, upon showing of cause, be permitted to extend the commencement period of an additional 60 days.

                 (b) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of any party hereto (A) to exercise self help remedies such as (but not limited to) setoff, or
         (B) to foreclose against any real or personal property collateral, or
         (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Any party may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither exercise of self help remedies nor the institution or maintenance of an action for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         Section 11.23 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER:

                              IRI INTERNATIONAL CORPORATION,
                              a Delaware corporation



                                                                 By:

                                      Robert Hargrave
                                      Vice Chairman and Chief Financial Officer


                              Address for Notices:
                              2400 Crockett
                              Houston, Texas 77007


                              Fax No.:                     (713) 651-1526
                              Telephone No.:               (713) 651-8002


                              Attention:                   Mr. Robert Hargrave



                              LENDER:


                              BANK ONE, TEXAS, N.A.,
                              a national banking association


                                                                 By:

                                      Karen Shouse
                                      First Vice President

                               Address for Notices:
                               910 Travis, 7th Floor
                               Houston, Texas 77002

                                                   Fax No.:      (713) 751-6177
                               Telephone No.:    (713) 751-3640

                               Attention:        Ms. Karen Shouse

                               INDEX TO EXHIBITS


   Exhibit              Description of Exhibit                                                                          Section
   -------              ----------------------                                                                          -------
     "A"                Note                                                                                            2.2
     "B"                Letter of Credit Request Form                                                                   3.2
     "C"                Standy Letter of Credit Master Agreement                                                        1.1
     "D"                Commercial Letter of Credit Master Agreement                                                    1.1


                               INDEX TO SCHEDULES

  Schedule              Description of Schedule                                                                         Section
  --------              -----------------------                                                                         -------
      1                 Existing Litigation                                                                             7.5
      2                 Existing Debt                                                                                   7.9
      3                 List of Subsidiaries                                                                            7.14

                                   SCHEDULE 1

                              Existing Litigation

                                     None.

                                   SCHEDULE 2

                                 Existing Debt

         Master Lease Agreement No. 127 by and between Borrower and Data General Corporation dated December 26, 1995, with Lease Schedule attached dated February 1, 1996.

                                   SCHEDULE 3

                              List of Subsidiaries

=====================================================================================================================
                                                                                               PERCENTAGE OF
           NAME OF                                    JURISDICTION OF                       VOTING STOCK OWNED
         SUBSIDIARY                                    INCORPORATION                            BY BORROWER
---------------------------------------------------------------------------------------------------------------------
Bowen Mexicana, S.A. de                        Mexico                                       100%
C.V.
---------------------------------------------------------------------------------------------------------------------
Bowen Tools, Ltd.                              Canada                                       100%
---------------------------------------------------------------------------------------------------------------------
Cardwell International, Ltd.                   Kansas                                       100%
---------------------------------------------------------------------------------------------------------------------
Cardwell Manufacturing                         Canada                                       100%
Company, Ltd.
---------------------------------------------------------------------------------------------------------------------
Cardwell Exports, Ltd.                         U.S. Virgin Islands                          100%
---------------------------------------------------------------------------------------------------------------------
IRI Energy Services                            Barbados                                     100%
(Barbados) Limited
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

 ******************************************************************************





                         IRI INTERNATIONAL CORPORATION



                                CREDIT AGREEMENT



                         Dated as of December 29, 1999



                                  $10,000,000



                             BANK ONE, TEXAS, N.A.





 ******************************************************************************

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I
            Definitions.........................................................................................   1
            -----------                                                                                            -
            Section 1.1             Definitions.................................................................   1
                                    -----------                                                                    -
            Section 1.2             Other Definitional Provisions...............................................   6
                                    -----------------------------                                                  -
ARTICLE II
            Bank Guarantees and Letters of Credit...............................................................   6
            -------------------------------------                                                                  -
            Section 2.1             Bank Guarantees and Letters of Credits......................................   6
                                    --------------------------------------                                         -
            Section 2.2             Procedure for Issuing Bank Guarantees and Letters of Credit.................   7
                                    -----------------------------------------------------------                    -
            Section 2.3             Fees........................................................................   8
                                    ----                                                                           -
            Section 2.4             Obligations Absolute........................................................   8
                                    --------------------                                                           -
            Section 2.5             Limitation of Liability.....................................................   9
                                    -----------------------                                                        -
            Section 2.6             Lending Installations.......................................................  10
                                    ---------------------                                                         --
            Section 2.7             Account with Lender.........................................................  10
                                    -------------------                                                           --
ARTICLE III
            Advances............................................................................................  10
            --------                                                                                              --
            Section 3.2             Repayment of Advances.......................................................  10
                                    ---------------------                                                         --
            Section 3.3             Interest....................................................................  10
                                    --------                                                                      --
ARTICLE IV
            Payments............................................................................................  11
            --------                                                                                              --
            Section 4.1             Method of Payment...........................................................  11
                                    -----------------                                                             --
            Section 4.2             Computation of Interest.....................................................  11
                                    -----------------------                                                       --
            Section 4.3             Capital Adequacy............................................................  11
                                    ----------------                                                              --
            Section 4.4             Additional Costs in Respect of Letters of Credit............................  12
                                    ------------------------------------------------                              --
ARTICLE V
            Conditions Precedent................................................................................  12
            --------------------                                                                                  --
            Section 5.1             Initial Bank Guarantee or  Letter of Credi..................................  12
                                    ------------------------------------------                                    --
            Section 5.2             All Bank Guarantees or Letters of Credit....................................  13
                                    ----------------------------------------                                      --
ARTICLE VI
            Representations and Warranties......................................................................  14
            ------------------------------                                                                        --
            Section 6.1             Corporate Existence.........................................................  14
                                    -------------------                                                           --
            Section 6.2             Financial Statements........................................................  14
                                    --------------------                                                          --
            Section 6.3             Corporate Action; No Breach.................................................  14
                                    ---------------------------                                                   --
            Section 6.4             Operation of Business.......................................................  15
                                    ---------------------                                                         --
            Section 6.5             Litigation and Judgments....................................................  15
                                    ------------------------                                                      --
            Section 6.6             Rights in Properties; Liens.................................................  15
                                    ---------------------------                                                   --
            Section 6.7             Enforceability..............................................................  15
                                    --------------                                                                --
            Section 6.8             Approvals...................................................................  15
                                    ---------                                                                     --
            Section 6.9             Debt........................................................................  15
                                    ----                                                                          --
            Section 6.10            Taxes.......................................................................  15
                                    -----                                                                         --
            Section 6.11            Use of Proceeds; Margin Securities..........................................  16
                                    ----------------------------------                                            --
            Section 6.12            ERISA.......................................................................  16
                                    -----                                                                         --

`

                                TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                                Page
                                                                                                                ----
            Section 6.13            Disclosure..................................................................  16
                                    ----------                                                                    --
            Section 6.14            Subsidiaries................................................................  16
                                    ------------                                                                  --
            Section 6.15            Agreements..................................................................  16
                                    ----------                                                                    --
            Section 6.16            Compliance with Laws........................................................  17
                                    --------------------                                                          --
            Section 6.17            Investment Company Act......................................................  17
                                    ----------------------                                                        --
            Section 6.18            Public Utility Holding Company Act..........................................  17
                                    ----------------------------------                                            --
            Section 6.19            Environmental Matters.......................................................  17
                                    ---------------------                                                         --
            Section 6.20            Year 2000 Provisions........................................................  18
                                    --------------------                                                          --
ARTICLE VII
            Positive Covenants..................................................................................  19
            ------------------                                                                                    --
            Section 7.1             Reporting Requirements......................................................  19
                                    ----------------------                                                        --
            Section 7.2             Maintenance of Existence; Conduct of Business...............................  20
                                    ---------------------------------------------                                 --
            Section 7.3             Maintenance of Properties...................................................  20
                                    -------------------------                                                     --
            Section 7.4             Taxes and Claims............................................................  21
                                    ----------------                                                              --
            Section 7.5             Insurance...................................................................  21
                                    ---------                                                                     --
            Section 7.6             Inspection Rights...........................................................  21
                                    -----------------                                                             --
            Section 7.7             Keeping Books and Records...................................................  21
                                    -------------------------                                                     --
            Section 7.8             Compliance with Laws........................................................  21
                                    --------------------                                                          --
            Section 7.9             Compliance with Agreements..................................................  22
                                    --------------------------                                                    --
            Section 7.10            Further Assurances..........................................................  22
                                    ------------------                                                            --
            Section 7.11            ERISA.......................................................................  22
                                    -----                                                                         --
            Section 7.12            Year 2000 Compliance........................................................  22
                                    --------------------                                                          --
            Section 7.13            Accounts with Lender........................................................  23
                                    --------------------                                                          --

ARTICLE VIII
            Negative Covenants..................................................................................  23
            ------------------                                                                                    --
            Section 8.1             Limitation on Liens.........................................................  23
                                    -------------------                                                           --
ARTICLE IX
            Financial Covenants.................................................................................  24
            -------------------                                                                                   --
            Section 9.1             Debt to Capitalization Ratio................................................  24
                                    ----------------------------                                                  --
            Section 9.2             Consolidated Tangible Net Worth.............................................  24
                                    -------------------------------                                               --
ARTICLE X
            Default.............................................................................................  25
            -------                                                                                               --
            Section 10.1            Events of Default...........................................................  25
                                    -----------------                                                             --
            Section 10.2            Remedies Upon Default.......................................................  26
                                    ---------------------                                                         --
            Section 10.3            Bank Guarantees and Letters of Credit.......................................  27
                                    -------------------------------------                                         --
            Section 10.4            Performance by Lender.......................................................  27
                                    ---------------------                                                         --
ARTICLE XI
            Miscellaneous.......................................................................................  27
            -------------                                                                                         --
            Section 11.1            Expenses of Lender..........................................................  27
                                    ------------------                                                            --

                                TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                                Page
                                                                                                                ----
            Section 11.2            Indemnification..............................................................  27
                                    ---------------                                                                --
            Section 11.3            Limitation of Liability......................................................  29
                                    -----------------------                                                        --
            Section 11.4            Modification to Letter of Credit Master Agreements...........................  29
                                    --------------------------------------------------                             --
            Section 11.5            No Duty......................................................................  30
                                    -------                                                                        --
            Section 11.6            Lender Not Fiduciary.........................................................  30
                                    --------------------                                                           --
            Section 11.7            Equitable Relief.............................................................  31
                                    ----------------                                                               --
            Section 11.8            No Waiver; Cumulative Remedies...............................................  31
                                    ------------------------------                                                 --
            Section 11.9            Successors and Assigns.......................................................  31
                                    ----------------------                                                         --
            Section 11.10           Survival.....................................................................  31
                                    --------                                                                       --
            Section 11.11           Entire Agreement; Amendment..................................................  31
                                    ---------------------------                                                    --
            Section 11.12           Maximum Interest Rate........................................................  31
                                    ---------------------                                                          --
            Section 11.13           Notices......................................................................  32
                                    -------                                                                        --
            Section 11.14           Applicable Law; Venue; Service of Process....................................  32
                                    -----------------------------------------                                      --
            Section 11.15           Demand Nature................................................................  33
                                    -------------                                                                  --
            Section 11.16           Counterparts.................................................................  33
                                    ------------                                                                   --
            Section 11.17           Severability.................................................................  33
                                    ------------                                                                   --
            Section 11.18           Headings.....................................................................  33
                                    --------                                                                       --
            Section 11.19           Non-Application of Chapter 303 of Texas Credit Code..........................  33
                                    ---------------------------------------------------                            --
            Section 11.20           Participations...............................................................  33
                                    --------------                                                                 --
            Section 11.21           Construction.................................................................  33
                                    ------------                                                                   --
            Section 11.23           WAIVER OF JURY TRIAL.........................................................  34
                                    --------------------                                                           --